UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2013

XFORMITY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23391	84-1434313
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

4100 Spring Valley Road, Suite 800. Dallas, Texas  75244
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (972) 661-1200

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01	DISPOSITION OF ASSETS

Effective April 1, 2013,  XFormity, Inc., a Texas corporation (“XFormity”), the wholly-owned subsidiary of XFormity Technologies, Inc., a Colorado corporation (the “Company”) and JACK RABIN, in his capacity as Trustee under that certain Trust Indenture dated January 12, 2006 (“Rabin” or “Trustee”) on behalf of the holders (individually a “Lender” and collectively the “Lenders”) of 9% Secured Convertible Debentures (the “Debentures”) executed an Agreement to Accept Collateral in Full Satisfaction of Obligations (“Agreement to Accept Collateral”).

The Debentures were issued by the Company from time to time and had an outstanding principal balance of approximately $1.2 million and accrued and unpaid interest of approximately $304,000.  The obligations of XFormity  to the Lenders under the Debentures are secured by a Security Agreement from Debtor to the Trustee for the benefit of Lenders under that certain Trust Indenture dated January 12, 2006, representing a senior security interest covering all of the tangible and intangible assets of the Company.  The Debentures have been in default since their maturity date of July 31, 2012.  The Trustee, acting under the authority of the Indenture and a Majority in Interest of the Debenture holders, had been forbearing in exercising its rights under the Security Agreement to permit the Company an opportunity to sell the Company’s assets to satisfy the obligations under the Debentures.  The efforts of the Company to sell its assets to Altametrics XFormity, LLC (“Altametrics”) were unsuccessful and terminated effective March 29, 2013, as previously announced by the Company.

In recognition of the inevitability of the rights of the Trustee under the Debentures and Security Agreement, the Company’s Board of Directors authorized the Company to execute and deliver the Agreement to Accept Collateral pursuant to which the Company has voluntarily assigned and transferred to the Trustee substantially all of the Company’s tangible and intangible assets.  In consideration of the voluntary transfer of assets, the Trustee on behalf of the Debenture holders has agreed to accept the transfer of assets in full satisfaction of all of the Company’s obligations under the Debentures.   As the Company had been under an agreement to sell the assets to Altametrics in consideration of $1.3 million,  it was recognized that the market value of the assets was substantially less than the aggregate liability of the Company under the Debentures, including principal and all accrued and unpaid interest.  The transaction was in the nature of a “deed in lieu” transaction, and resulted in the Company being dispossessed of its assets in consideration of a release from further liability under the Debentures.

Giving effect to the consummation of the Agreement to Accept Collateral, the Company will now be deemed a “shell company” within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”).

ITEM 9.01

PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)

Financial Statements

None

(b)

Pro Forma Financial Information

The Company includes herewith Pro Forma Financial Information giving effect to the assignment of substantially all of its assets to the Indenture Trustee pursuant to the Agreement to Accept Collateral.  The Pro Forma Income Statements give effect to the disposition of the assets as if it had occurred as of the beginning of each period shown.  The Pro Forma Balance Sheet gives effect to the disposition of the assets as if it had occurred as of the balance sheet dates.

(c)

Exhibits

99.1

Agreement to Accept Collateral in Full Satisfaction of Obligations.

99.2

Assignment and Assumption

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XFormity Technologies, Inc.(Registrant)

Dated: April 5, 2013	__/s/ Chris Ball ____ Chris Ball, CEO

XFormity Technologies, Inc. Pro Forma Income Statement and Balance Sheet Unaudited
	Unaudited			Unaudited
	Six Months Ended			Eight Months Ended
INCOME STATEMENT	December 31, 2012	Adjustments		February 28, 2013
Expenses
General and administrative	24,817	26,835	b	51,652
Loss from operations	24,817	26,835		51,652
Interest expense	34,660	57,201	c	91,861
Loss from continuing operations	59,477	84,036		143,513
Net Loss	59,477	84,036	x	143,513

(CONTINUED ON FOLLOWING PAGE)

XFormity Technologies, Inc.

Pro Forma Income Statement and Balance Sheet

Unaudited

(CONTINUED FROM PREVIOUS PAGE)

BALANCE SHEET	Unaudited			Unaudited
	December 31, 2012	Adjustments		February 28, 2013
Assets
Cash and cash equivalents	138,937	(4,901)	a	50,000
		(26,835)	b
		(57,201)	c
Accounts receivable	166,577	(166,577)		-
Prepaid expenses	13,268	(13,268)		-
Assets held for sale	21,550	(21,550)		-
Total Assets	340,332	(290,332)		50,000

Liabilities and Stockholders’ Deficit
Convertible debentures	1,206,763	(1,206,763)	e
Accounts payable	4,901	(4,901)	a
Accrued expenses	304,239	(304,239)	c,d
Liabilities associated with assets held for sale	257,217	(257,217)	d
Total liabilities	1,773,120	(1,773,120)
Stockholders deficit
Common stock	5,376	-		5,376
Additional paid in capital	7,141,804	-		7,141,804
Accumulated deficit	(8,579,968)	1,382,788	d,x	(7,097,180)
Total Stockholders’ Deficit	(1,432,788)	1,382,788		50,000

Total Liabilities and Stockholders’ (deficit)	340,332	(390,332)		50,000

(a) payment of current liabilities
(b) operating expenses
(c) payment of interest
(d) loss on sale of assets
(e) liability paid by assumption of assets under security agreement
(x) Net loss

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